UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  (X)  Filed by a party other than the registrant  (  )

Check the appropriate box:

( ) Preliminary Proxy Statement.
( ) Confidential, for use of the Commission only
    (as permitted by Rule 14a-6(e)(2)).
(X) Definitive Proxy Statement.
( ) Definitive Additional Materials.
( ) Soliciting Material Pursuant to Rule 14a-12.


                               RSI Holdings, Inc.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

(X)  No fee required.
( )  Fee computed  per  Exchange  Act Rules  14a-6(i)(1)  and 0-11.
( )  Fee paid previously with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                               RSI HOLDINGS, INC.
                              28 EAST COURT STREET
                              POST OFFICE BOX 6847
                        GREENVILLE, SOUTH CAROLINA 29606
                            TELEPHONE (864) 271-7171

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 10, 2002


TO OUR SHAREHOLDERS:

     A Special Meeting of Shareholders of RSI Holdings, Inc. (the "Company"), will be held at 2:00 P.M., local time, on June 10, 2002, at RSI HOLDINGS, INC., 28 EAST COURT STREET, GREENVILLE, SOUTH CAROLINA, for the purpose of considering and acting upon the following:

1. To consider and act upon a proposed amendment to the Company's Articles of Incorporation, as amended to date, to effect a reverse split of the Company's outstanding shares of Common Stock (the "Reverse Split") with a split ratio of three-to-one (the "Reverse Split");

2. To consider and approve the adoption of the RSI Holdings, Inc. 2002 Stock Option Plan (the "Option Plan"); and

3. The transaction of such other matters as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on May 3, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.



BY ORDER OF THE BOARD OF DIRECTORS


/s/ Joe F. Ogburn
Joe F. Ogburn, Secretary


Greenville, South Carolina
May 14, 2002

A FORM OF PROXY IS ENCLOSED. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN THE EVENT YOU ATTEND THE MEETING.

                               RSI HOLDINGS, INC.
                              28 EAST COURT STREET
                              POST OFFICE BOX 6847
                        GREENVILLE, SOUTH CAROLINA 29606

                                PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS

                                 JUNE 10, 2002

     This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of RSI Holdings, Inc., a North Carolina corporation (the "Company"), to be voted at the special meeting of shareholders of the Company (the "Special Meeting") to be held at 2:00 P.M., local time, on June 10, 2002, at RSI HOLDINGS, INC., 28 EAST COURT STREET, GREENVILLE, SOUTH CAROLINA. The approximate date of mailing this Proxy Statement and the accompanying proxy is May 14, 2002.

     Only shareholders of record at the close of business on May 3, 2002 are entitled to notice of and to vote at the Special Meeting. As of such date, there were outstanding approximately 23,464,820 shares of common stock, $.01 par value per share ("Common Stock"), which constitute the only voting securities of the Company. Each share is entitled to one vote.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (i) delivery to the Secretary of the Company, at or before the Special Meeting, of a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Special Meeting; or (iii) attending the Special Meeting and giving notice of revocation to the Secretary of the Company or in open meeting prior to the proxy being vote (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to:
RSI Holdings, Inc., 28 East Court Street, Post Office Box 6847, Greenville, South Carolina 29606, Attention: Investor Relations.

     All shares represented by valid proxies received pursuant to the solicitation and prior to voting at the Special Meeting and not revoked before they are exercised will be voted, and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specification. If no contrary instructions are indicated, all shares represented by a proxy will be voted FOR the Reverse Split, FOR the adoption of the Option Plan, and in the discretion of the proxy holders as to all other matters that may properly come before the Special Meeting or any adjournment thereof.

     The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company as of May 3, 2002, is necessary to constitute a quorum at the Special Meeting. An automated system administered by the Company's transfer agent tabulates votes cast in connection with the Special Meeting. The proposal to approve the Reverse Split and the proposal to adopt the Option Plan will be approved if a greater number of votes is cast for the proposal than is cast against the proposal. Abstentions and broker non-votes, which are separately tabulated, are included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Abstentions and broker nonvotes have no effect upon the votes with respect to the matters to be voted upon at the meeting.

                                  REVERSE SPLIT
                            (Item No. 1 on the Proxy)

GENERAL

     The Company's Board of Directors has approved and adopted resolutions proposing, declaring advisable and in the Company's best interests, and recommending to the stockholders of the Company for approval an amendment to the Company's Articles of Amendment, as previously amended to date (the "Articles of

Incorporation") to effect a reverse stock split of the Company's issued and outstanding Common Stock. The text of the proposed amendment to the Articles of Incorporation to effect the Reverse Split is attached hereto as APPENDIX A (the "Amendment").

         If the Amendment is adopted, there will be no change in the number of the Company's authorized shares of Common Stock and no change in the par value of the Common Stock.

         Upon adoption of the Amendment by the stockholders, the Company will effect the Reverse Split by filing the Amendment with the North Carolina Secretary of State (the "Effective Time"). Pursuant to the Reverse Split, each of the Company's presently outstanding shares of Common Stock (the "Old Shares") would be exchanged for new shares of Common Stock (the "New Shares") in an exchange ratio of three Old Shares to one New Share.

         The Reverse Split will be effected simultaneously for all holders of the Common Stock. Except for changes due to the Company's purchase of fractional shares, the Reverse Split will affect all of the Company's stockholders uniformly and will not change the proportionate equity interests of the Company's stockholders, nor will the respective voting or other rights of stockholders be altered. The Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

PURPOSES OF THE REVERSE SPLIT

          The principal purpose of the Reverse Split proposal is generally to make the Company's per-share financial information more meaningful and understandable by reducing the number of outstanding shares. For example, if the Company reported earnings of $0.01 per share with the Old Shares, the same earnings would represent $0.03 per share with the New Shares. The Company believes that larger per-share amounts that will follow as a consequence of the Reverse Split will better facilitate meaningful comparisons of period-to-period results.

CERTAIN EFFECTS AND RISKS OF THE REVERSE SPLIT

         The following table illustrates the principal effects of the Reverse Split on the Common Stock:

                                                                                                AFTER THE REVERSE SPLIT
                                                                  BEFORE THE REVERSE SPLIT             3:1 RATIO
NUMBER OF SHARES
--------------------------------------------------------------    --------------------------    ------------------------
Authorized                                                                 25,000,000                  25,000,000
Outstanding (1)                                                            23,464,820                   7,821,606
Available for future issuance (2)                                           1,535,180                  17,178,394
Shares reserved and remaining  available for grants under the               4,500,000                   1,500,000
2002 Stock Option Plan (2)
Shares reserved and remaining  available for awards under the                 555,000                     185,000
Company's 1991 option plan (2)
Shares reserved under convertible instruments and otherwise                   110,000                      36,666
------------------------

     (1) Assumes the Effective Time occurred on the date of this proxy statement, and subject to adjustment resulting from cash payments by the Company in lieu of fractional shares.

     (2) After the Effective Time, each outstanding option or award will entitle the holder to acquire a number of shares of Common Stock equal to the number of shares of Common Stock which the holder was entitled to acquire immediately prior to the Effective Time divided by the number of Old Shares in the three-to-one reverse split ratio at an exercise price equal to the price in effect immediately prior to the Effective Time multiplied by the number of Old Shares in the three-to-one reverse split ratio. (For example, if an option holder had an option to acquire 90 shares with an exercise price of $1.00 per share before the reverse split he would have an option to acquire 30 shares at $3.00 per share after the reverse split.) The number of shares reserved for issuance and remaining available for grants and awards under the Company's 2002 Stock Option Plan, its 1991 stock option plan, and otherwise (including under certain convertible instruments) will automatically be reduced, after the Effective Time, by a factor equal to the number of Old Shares in the three-to-one reverse split ratio.

         Stockholders should recognize that if the Reverse Split is effectuated, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the Effective Time divided by three, subject to adjustment for fractional shares, as described below).

         While the Company expects that the reduction in the outstanding shares of Common Stock as a result of the Reverse Split will result in an increase in the market price of the Common Stock, there can be no assurance that the Reverse Split will increase the market price of the Common Stock by a multiple equal to the three (the reverse split ratio) or result in any permanent increase in the market price (which is dependent upon many factors, including, but not limited to, the Company's business and financial performance and prospects). Should the market price of the Common Stock decline after the Reverse Split, the percentage decline may be greater than would otherwise occur had the Reverse Split not been effectuated.

         The possibility exists that liquidity in the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split. In addition, the Reverse Split will increase the number of stockholders of the Company who own odd-lots (less than 100 shares). Stockholders who hold odd-lots generally experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales.

         After the Effective Time, the number of authorized but unissued shares of Common Stock would increase from 1,535,180 to 17,178,394, subject to the assumptions and exclusions described in the table above. These shares may be issued by the Board of Directors in its discretion. If the Company issues additional shares subsequent to the Reverse Split, the dilution to the ownership interest of the Company's existing stockholders may be greater than would otherwise occur had the Reverse Split not been effectuated because the Board of Directors would have more authorized shares available for issuance.

         As described below, stockholders who would otherwise hold fractional shares after the Reverse Split will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of holders of New Shares as compared to the number of holders of Old Shares to the extent that there are stockholders presently holding fewer than the number of Old Shares in the three-to-one reverse split ratio and each such person will cease to be a Company stockholder after the Reverse Split. These, however, are not the purposes for which the Company seeks to effect the Reverse Split, and the Company does not expect the Reverse Split will result in any material reduction in the number of stockholders.

         Although the increased proportion of authorized but unissued shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Company's Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Split is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Company's Board of Directors and stockholders. Other than the Reverse Split, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Company's Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

         The Reverse Split will not affect the par value of the Common Stock. As a result, after the Effective Time, the stated capital on the Company's balance sheet attributable to the Common Stock will be reduced to a fraction of its present amount (the denominator of which fraction will be three and the numerator of which will be one), and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be increased after the Effective Time because there will be fewer shares of Common Stock outstanding. However, prior earnings will be restated on the same basis in future presentations.

PROCEDURE FOR EFFECTING REVERSE SPLIT AND EXCHANGE OF STOCK CERTIFICATES

          If the Amendment is approved by the Company's stockholders, the Company will file the Amendment with the North Carolina Secretary of State. The Reverse Split will become effective at the Effective Time on the date of filing the Amendment. After the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

         Promptly after the Effective Time, stockholders will be notified that the Reverse Split has been effected. The Company's stock transfer agent, American Stock Transfer & Trust Company will act as exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the Exchange Agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent.

         STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

FRACTIONAL SHARES

         No scrip or fractional shares, or certificates for fractional shares, will be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the number of Old Shares in the three-to-one reverse split ratio, will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to a cash payment (without interest) in lieu thereof. The cash payment will be equal to the fraction to which the stockholder would otherwise be entitled, multiplied by the share price as determined by the Board of Directors. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

         Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the Exchange Agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

NO DISSENTER'S RIGHTS

         No shareholder will have any dissenters' rights of appraisal or any other type of dissenters' rights with respect to shareholder action with respect to the Reverse Split.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

         The following is a summary of certain material federal income tax consequences of the Reverse Split, and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Split. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to shareholders who are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the

New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.

         EACH SHAREHOLDER SHOULD CONSULT WITH SUCH SHAREHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE SPLIT.

         No gain or loss should be recognized by a stockholder of the Company upon such stockholder's exchange of Old Shares for New Shares pursuant to the Reverse Split (except to the extent of any cash received in lieu of a fraction of a New Share). Cash payments in lieu of a fractional New Share should be treated as if the fractional share were issued to the stockholder and then redeemed by the Company for cash. A Company stockholder receiving such payment should recognize capital gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share.

         The aggregate tax basis of the New Shares received in the Reverse Split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Reverse Split.

REQUIRED VOTE

         This proposal will be approved by the shareholders if a quorum is present at the Special Meeting and a greater number of votes is cast for the proposal than is cast against the proposal. Abstentions and broker non-votes will count as shares present for purposes of determining whether a quorum is present and but will not count for or against the proposal.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE REVERSE SPLIT.


                             ADOPTION OF OPTION PLAN
                            (Item No. 2 on the Proxy)

         The Board of Directors recommends that the shareholders of the Company approve adoption of the RSI Holdings, Inc. 2002 Stock Option Plan (the "Option Plan"). Under the Option Plan, the Board or Compensation Committee would have the discretion to grant options for up to an aggregate maximum of 4,500,000 shares (1,500,000 shares upon shareholder approval of the reverse stock split described above) of the Company's Common Stock. This maximum number of shares will be appropriately adjusted to reflect any change in capitalization of the Company resulting from a stock dividend, recapitalization, merger, reorganization, consolidation, stock split or similar event affecting the Common Stock of the Company. The Board recommends approval of the Option Plan because it will provide the Company's key personnel who participate in the Option Plan with an incentive to maximize shareholder value by better aligning their compensation with the interests of the Company's shareholders. Proceeds received by the Company from the sale of shares pursuant to options granted under the Option Plan will be used for general corporate purposes as determined by the Board.

INFORMATION REGARDING THE OPTION PLAN

         The purpose of the Option Plan is to promote the growth and profitability of the Company and its subsidiaries ("Subsidiaries") by increasing the personal participation of key and middle-level executives in the continued growth and financial success of the Company, by enabling the Company to attract and retain key and middle-level executives of outstanding competence and by providing such key and middle-level executives with an equity opportunity in the Company.

         The Option Plan shall be administered by a committee (the "Committee") consisting of the entire Board or, at the discretion of the Board, a committee of the Board that consists entirely of two or more "non-employee directors" (as defined in Rule 16b-3 promulgated under the Securities Exchange Act, as amended). The Committee shall have complete authority to (i) interpret all terms and provisions of the Option Plan consistent with law; (ii) select from the group of key and middle level executives eligible to participate in the Option Plan the key and middle level executives to whom options will be granted; (iii) within the limits established herein, determine the number of shares subject to, the term of and all other terms and conditions applicable to each option granted to each of such key or middle level executives; (iv) prescribe the form of instrument(s) evidencing options granted under this Option Plan; (v) determine the time or times at which options shall be granted; (vi) make special grants of options when determined to be appropriate; (vii) provide, if appropriate, for the exercise of options in installments or subject to specified conditions;
(viii) determine the method of exercise of options granted under the Option Plan; (ix) adopt, amend and rescind general and special rules and regulations for the Option Plan's administration; and (x) make all other determinations necessary or advisable for the administration of this Option Plan.

         Participation in the Option Plan is determined by the Committee and is limited to those key and middle-level executives, who may or may not be officers or members of the Board, of the Company or the Subsidiaries who have or are likely to have the greatest impact on the Company's long-term performance. In making any determination as to the key and middle-level executives to whom options will be granted, the Committee takes into account, in each case, the level and responsibility of the individual's position, the level of the individual's performance, the individual's level of compensation, the assessed potential of the employee and such other factors as the Committee may deem relevant. Directors of the Company or any Subsidiary who are not also key or middle-level executives are not eligible to participate in this Option Plan. Options may be granted under the Option Plan only for a reason connected with a key or middle-level executive's employment. The Company believes that approximately seven (7) employees of the Company and its Subsidiaries are currently eligible to participate in the Option Plan.

         An aggregate of 4,500,000 shares (1,500,000 shares upon shareholder approval of the reverse stock split described above) are reserved for the grant under the Option Plan of options. The maximum number of shares subject to the Option Plan shall be appropriately adjusted to reflect any change in the capitalization of the Company resulting from a stock dividend, stock split, or other adjustment contemplated by the Option Plan and occurring after the adoption of the Option Plan. If an option expires or terminates for any reason without having been fully exercised, the unpurchased shares subject to the option shall again be available for the purposes of the Option Plan.

         The Committee establishes the term of each option, but the term shall not exceed ten years (or five years for owners of more than 10% of the total combined voting power of all classes of stock of the Company or of a Subsidiary) from the date of grant.

         The Committee determines the exercise price for options at the time of grant based on such criteria as it may adopt in good faith; provided, however, that in the case of an option intended to qualify as an ISO, the price per share shall not be less than the fair market value of the stock at the date of grant (or 110% of the fair market value in the case of an option granted to a person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation).

Subject to the provisions of the Option Plan, an option granted under the Option Plan may be exercisable at such time or times after the date of grant, on such schedule, and upon such conditions as may be determined by the Committee at the time of grant. If a participant's employment with the Company or Subsidiary terminates for any reason other than death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), such option may be exercised by the participant during a period not exceeding three months after the date of such termination (but no later than the end of the fixed term of the option) for the number of shares for which the option could have been exercised at the time the participant ceased to be an employee. If a participant dies while in the employ of the Company or a Subsidiary or within a period of three months after the termination of his or her employment with the Company or

Subsidiary or if a participant terminates his or her employment with the Company or Subsidiary by reason of having become permanently and totally disabled within the meaning of Section 22(e)(3) of the Code, such option may be exercised by him or her or his or her personal representative during a period not exceeding one year after the date of termination of his or her employment for the number of shares for which the option could have been exercised at the time the person died or became permanently and totally disabled. In no event may an option be exercised after the expiration of its fixed term.

         An option granted to a participant under the Option Plan (a) during the optionee's lifetime shall be exercisable only by the participant and (b) shall not be transferable by the participant except by will or the laws of descent and distribution or, with respect to options not intended to qualify as incentive stock options under Section 422 of the Code, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974.

         The price per share at which each option granted under the Option Plan may be exercised shall be the price as determined by the Committee at the time of grant based on criteria adopted by the Committee at the time of grant in good faith; provided, however, that in no event shall the exercise price per share of an option be less than 100% of the fair market value of the Common Stock on the date such option is granted (or 110% for owners of more than 10% of the total combines voting power of all classes of stock of the Company or any Subsidiary). The price of the Common Stock on April 26, 2002, as quoted on the over-the-counter bulletin board of NASDAQ, was $0.03 per share.

         The Committee may at any time or from time to time permit the voluntary surrender by the holder of any outstanding option where such surrender is conditioned upon the granting to such holder of new option for such number of shares as the Committee may determine, or may require such a voluntary surrender as a condition precedent to the grant of new Options to such holder. The Committee shall determine the terms and conditions of such new options, including the prices at and periods during which they may be exercised, in accordance with the provisions of this Option Plan, all or any of which may differ from the terms and conditions of the options surrendered. The granting of new options in connection with the surrender of outstanding options under the Option Plan shall be considered for the purposes of the Option Plan as the grant of new options and not an alteration, amendment or modification of the Option Plan or of the options being surrendered.

         The Committee may at any time suspend, amend or terminate the Option Plan. The Committee may make such modifications of the terms and conditions of a participant's option as it may deem advisable. Notwithstanding the foregoing, no amendment, suspension or termination of the Option Plan or modification of an option may, without the consent of the holder of an option, alter or impair any rights or obligations under any option previously granted under the Option Plan except to the extent that adjustments are made due to a change in the capitalization of the Company.

         In addition to Committee approval of an amendment to the Option Plan, if the amendment would (i) materially increase the benefits accruing to participants; (ii) increase the number of securities issuable under this Option Plan (other than an increase due to an adjustment made pursuant to a change in capitalization such as a stock split, merger, etc.); (iii) change the class of employees eligible to receive Options; or (iv) otherwise materially modify the requirements for eligibility, then such amendment shall be approved by the holders of a majority of the Company's outstanding capital stock, voting either in person or by proxy, and entitled to vote at a meeting duly held of the stockholders of the Company.

         The Option Plan provides that it shall terminate on the close of business on March 31, 2012, and no option shall be granted under the Option Plan after that date, but the termination shall not affect any option previously granted under the Option Plan.

         Options granted under the Option Plan may, at the discretion of the Committee, be: (i) options which are intended to qualify as incentive stock options ("ISOs") under Section 422 of the Code; (ii) options which are not intended to qualify under Section 422 of the Code ("NQOs"); or (iii) both of the foregoing if granted separately, not in tandem. Options may be allotted to participants in such amounts, subject to the limitations specified in the Option Plan, as the Committee, in its sole discretion, may from time to time determine. In the case of options intended to be ISOs, the aggregate fair market value

(determined at the time of the options' respective grants) of the shares with respect to which such options are exercisable for the first time by a participant during any calendar year (under all Option Plans taken into account pursuant to Section 422 of the Code) shall not exceed $100,000.

         Generally, a participant is not subject to Federal income tax upon either the grant or exercise of an ISO. However, for purposes of determining an individual's alternative minimum tax, the difference between the exercise price of an ISO and the fair market value of the underlying security at the date of exercise gives rise to an adjustment of alternative minimum tax income in the year of exercise. To qualify for ISO tax treatment, a participant generally must not dispose of the stock acquired pursuant to exercise of an ISO within 2 years after the date of grant or within 1 year after the date of exercise. (These holding periods do not apply where an ISO is exercised after the participant's death by the participant's estate or beneficiary.) The Company does not receive a tax deduction for the value of the option at date of grant or date of exercise of the option or at any other time unless the participant disposes of the stock before the one- and two-year holding periods expire. In the event of a disposition of ISO stock prior to the end of the one- and two-year holding periods, the participant recognizes ordinary income in the taxable year of the disposition equal to the difference between the exercise price and the fair market value of the ISO stock at the date of exercise, and the Company is eligible to receive a tax deduction in an equal amount. If the participant holds the stock for the period of time required for ISO qualification, then the participant will be taxed only on the gain realized upon the disposition of the stock. The gain will be capital gain, rather than ordinary income, for Federal income tax purposes and will be equal to the difference between the amount received by the participant upon sale of the stock and the exercise price paid by the participant to acquire the stock.

         An option intended to qualify for ISO tax treatment will cease to qualify for such tax treatment if it is not exercised within 3 months after a participant terminates employment with the Company and its Subsidiaries. This three-month period is extended to one year if a participant terminates employment on account of disability, and the three-month restriction does not apply if the participant dies while employed or within 3 months after termination of employment. In addition, to the extent that the fair market value (determined as the date or dates of grant) of stock underlying options intended to be ISOs that become exercisable by an individual for the first time in any given year exceeds $100,000, the options relating to stock in excess of the $100,000 limit will not receive ISO tax treatment.

         If options granted under the Option Plan do not qualify, or cease to qualify, for ISO tax treatment, they will be treated as "non-qualified stock options" or "NQOs." Ordinarily NQOs do not result in tax liability for Federal income tax purposes to the participant upon grant. Generally, upon exercise of an NQO, the participant recognizes ordinary income for Federal income tax purposes equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. The Company receives a tax deduction for the amount the participant reports as ordinary income by reason of the exercise if the amount of ordinary income the participant should recognize is included in the participant's income reported on a timely Form W-2 or 1099. Upon a subsequent sale or disposition of the stock received from exercise of an option, the holder is subject to Federal income tax at capital gains rates on any excess of the selling price over its fair market value at the date of exercise.

         All of the Company's executive officers are currently eligible to participate in the Option Plan.

         Each of the directors of the Company employed by the Company and each of the executive officers named in this Proxy Statement, as a potential participant in the Option Plan, could be deemed to have an interest in approval of the Option Plan. The Company expects to award options under the Option Plan to Buck A. Mickel, President and Chief Executive Officer of the Company, Joe F. Ogburn, Chief Financial Officer of the Company, and Matthew J. Marron, Jr., President of Employment Solutions, Inc., a wholly-owned subsidiary of the Company. The Company expects that the exercise price will be the market value of the stock as of the date of grant; the number of shares of Common Stock for which such options will be exercisable remains subject to determination by the Board.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding compensation paid by the Company during the last three fiscal years to the Company's Chief Executive Officer (the "Named Executive Officer"). The salary and bonuses of each executive officer of the Company was less than $100,000 during fiscal years 1999 through 2001.

                                           Annual Compensation                Long-Term Compensation
                                    ----------------------------------  ------------------------------------
                                                                                    Awards         Payouts
                                                                        ------------------------- ----------
                                                              Other
                                                              Annual
                                                              Compen-     Restricted   Securities    LTIP     All Other
  Name and Principal     Fiscal                              sation ($)     Stock      Underlying   Payouts    Compen-
       Position            Year      Salary ($)  Bonus ($)      (a)       Awards ($)    Options/      ($)     sation ($)
------------------------ ---------- ----------- ----------- ----------- ------------ ------------ ---------- -----------
Buck A. Mickel,            2001       20,000        --          --          --           --          --         --
President and Chief        2000       23,500        --          --          --           --          --         --
Executive Officer          1999       48,000        --         228          --         40,000        --         --

(a) The amounts shown in this column were paid for the benefit of the Named Executive Officer for travel accident insurance that the Company has purchased for the benefit of its employees, executive officers and directors. This policy was not renewed at August 1, 2000. The policy provides coverage through July 31, 2000 to each executive officer and director of up to $500,000 for accidental death or dismemberment and a permanent total disability benefit, subject to certain conditions and limitations set forth in the policy.

         Most of the Company's employees, as well as its executive officers, are eligible to participate in the Company's medical and health benefit plan.

         During the year ended August 31, 2001, the Company did not pay any other compensation to its directors except as set forth in "Retirement Contracts" below.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                               Number Of Unexercised Securities
                                               Underlying Options/SARs at Fiscal
                                                         Year-End (#)
                                                         Exercisable/
                      Name                              Unexercisable
   --------------------------------------- -------------------------------------

   Buck A.  Mickel,  President  and                   86,667/13,333
   Chief Executive Officer



         RETIREMENT CONTRACTS

         Messrs. C.C. Guy and Charles M. Bolt retired as officers of the Company on January 17, 1995. The Company paid each of these two retired officers $100 per month during the year ended August 2001. The Board determined that these payments were appropriate in light of these officers' long records of service to the Company and value as consultants to the Company. The Company anticipates that these individuals will continue to serve as consultants during fiscal year 2002.

REQUIRED VOTE

         This proposal will be approved by the shareholders if a quorum is present at the Special Meeting and the number of shares cast in favor of the proposal exceed the number of shares cast against it. Abstentions and broker non-votes will count as shares present for purposes of determining whether a quorum is present and but will not count for or against the proposal. No shareholder will have any dissenters' rights of appraisal or any other type of dissenters' rights with respect to shareholder action with respect to the RSI Holdings, Inc. 2002 Stock Option Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE ADOPTION OF THE RSI HOLDINGS, INC. 2002 STOCK OPTION PLAN.


STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth certain information as of May 3, 2002, regarding the beneficial ownership of the Common Stock by: (i) persons beneficially owning more than five percent of the Common Stock; (ii) the directors and executive officers of the Company; and (iii) all directors and executive officers of the Company, as a group. Unless otherwise indicated in the notes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to all the shares of Common Stock shown as beneficially owned by them.

                                                         Amount and
                                                          Nature of
          Name and Address of                            Beneficial                     Percent
           Beneficial Owner                               Ownership                  Of Class (6)
----------------------------------------------------------------------------------------------------------------
Buck A. Mickel                                             9,975,427(1)                  42.5
28 East Court Street
P. O. Box 6847
Greenville, SC  29606

C.C. Guy                                                     189,558(2)                   0.8
918 Elizabeth Road
Shelby, NC 28150

Charles M. Bolt                                              321,223(3)                   1.4
2720 N. E. 57th Street
Fort Lauderdale, FL 33308

Minor M. Shaw                                              4,161,020                     17.8
28 East Court Street
P. O. Box 6847
Greenville, SC 29606

Charles C. Mickel                                          4,401,556                     18.8
28 East Court Street
P. O. Box 6847
Greenville, SC  29606
                                                             369,309(4)                   1.6
Joe F. Ogburn
208 Belvedere Avenue
Shelby, NC 28150

All Directors and Executive Officers                      15,257,073(5)                  65.0
of the Company as a Group (5 persons)


(1) Mr. Buck A. Mickel is the President, Chief Executive Officer and a director of the Company. The number of shares shown as beneficially owned by Mr. Buck A. Mickel includes 9,875,427 shares directly owned by him and 100,000 unissued shares subject to employee stock options held by Mr. Mickel which are currently exercisable.

(2) Mr. C.C. Guy is a director of the Company. The number of shares shown as beneficially owned by Mr. Guy includes 78,923 shares directly owned by him and 56,667 unissued shares subject to stock options held by Mr. Guy which are currently exercisable. The number of shares shown also includes 53,968 shares of the Company's Common Stock held by Mr. Guy's wife, as to which shares Mr. Guy disclaims beneficial ownership.

(3) Mr. Charles M. Bolt is a director of the Company. The number of shares shown as beneficially owned by Mr. Bolt includes 264,556 shares directly owned by him and 56,667 unissued shares subject to stock options held by Mr. Bolt which are currently exercisable.

(4) Mr. Joe F. Ogburn is the Secretary, Treasurer and Chief Financial Officer of the Company. The number of shares shown as beneficially owned by Mr. Ogburn includes 135,426 shares directly owned by him and 233,333 unissued shares subject to employee stock options held by Mr. Ogburn which are currently exercisable. Such number also includes 550 shares held by Mr. Ogburn's wife, as to which shares Mr. Ogburn disclaims beneficial ownership.

(5) This number includes all shares included in the table above with respect to any director or executive officer.

(6) Pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") percentages of total outstanding shares have been computed on the assumption that shares of Common Stock that can be acquired within 60 days upon the exercise of options by a given person are outstanding, but no other shares similarly subject to acquisition by other persons are outstanding.


                             SOLICITATION OF PROXIES

         The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company by telephone, telegram or personal interview for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the stock held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing. The Company has engaged American Stock Transfer & Trust Company, its transfer agent, to assist in these contacts with brokerage houses, custodians, nominees and fiduciaries in exchange for reimbursement of reasonable out-of-pocket expenses.


                            PROPOSALS OF SHAREHOLDERS

         Any shareholder of the Company who desires to present a proposal at the Special Meeting of Shareholders to be held after the end of fiscal 2002 for inclusion in the proxy statement and form of proxy relating to that meeting must submit such proposal to the Company at its principal executive offices on or before August 14, 2002.

         With respect to shareholder proposals not to be included in the Company's proxy statement in the form of proxy, a shareholder must give the Company notice by October 28, 2002 for such notice to be considered timely for purposes of Exchange Act Rule 14a-4(c) (which concerns the extent to which a proxy may confer discretionary voting authority with respect to matters not specifically set forth in the proxy).

                      INFORMATION INCORPORATED BY REFERENCE

         The following sections of the Company's Annual Report on Form 10-KSB for the fiscal year ended August 31, 2001, filed with the Securities and Exchange Commission on November 28, 2001, are incorporated by reference into this Proxy Statement: Financial Information, Management's Discussion and

Analysis of Financial Condition and Results of Operations, and Quantitative and Qualitative Disclosures about Market Risk.

         The following sections of the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended November 30, 2001, filed with the Securities and Exchange Commission on January 14, 2002, are incorporated by reference into this Proxy Statement: Financial Information, Management's Discussion and Analysis of Financial Condition and Results of Operations, and Quantitative and Qualitative Disclosures about Market Risk.

         The following section of the Company's Amendment to Quarterly Report on Form 10-QSB/A for the fiscal quarter ended November 30, 2001, filed with the Securities and Exchange Commission on January 14, 2002, is incorporated by reference into this Proxy Statement: Financial Information.

         The following sections of the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended February 28, 2002, filed with the Securities and Exchange Commission on January 14, 2002, are incorporated by reference into this Proxy Statement: Financial Information, Management's Discussion and Analysis of Financial Condition and Results of Operations, and Quantitative and Qualitative Disclosures about Market Risk.

         Stockholders entitled to notice of the Special Meeting may obtain a copy of these reports, without charge, by writing to RSI Holdings, Inc., 28 East Court Street, Post Office Box 6847, Greenville, South Carolina 29606, Attention:
Investor Relations.

                                 OTHER BUSINESS

         As of the date of this Proxy Statement, the Board of Directors was not aware that any business not described above would be presented for consideration at the Special Meeting. If any other business properly comes before the meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the person voting them.

         The above Notice and Proxy Statement are sent by order of the Board of Directors.

                                                     Joe F. Ogburn, Secretary



Greenville, South Carolina
May 14, 2002

                                   APPENDIX A

                TEXT OF AMENDMENT TO ARTICLES OF INCORPORATION OF
                               RSI HOLDINGS, INC.
                          EFFECTING REVERSE STOCK SPLIT

         Effective on __________, 2002, upon the filing of the Articles of Amendment of the Articles of Incorporation of the Corporation on such date (the "Effective Date"), each three (3) shares of Common Stock of the Corporation then issued and outstanding automatically shall be combined into one (1) share of fully paid and nonassessable Common Stock of the Corporation. The number of authorized shares of the Common Stock and the par value of the Common Stock shall remain unchanged. There shall be no fractional shares of Common Stock issued. Each holder of shares of Common Stock who would otherwise be entitled to receive a fractional share shall be entitled to receive a cash payment in lieu thereof equal to the fraction to which the stockholder would otherwise be entitled multiplied by the price as determined by the Board of Directors of the Corporation.

APPENDIX B


                                      PROXY
                               RSI HOLDINGS, INC.
                        SPECIAL MEETING OF SHAREHOLDER'S



     The undersigned shareholder of RSI Holdings, Inc., a North Carolina corporation, hereby constitutes and appoints Buck A. Mickel and Joe F. Ogburn, and each of them, attorneys and proxies on behalf of the undersigned to act and vote at the Special Meeting of Shareholders', to be held at the offices of RSI Holdings, Inc., 28 East Court Street, Greenville, South Carolina, on Monday, June 10, 2002, at 2:00 p.m., and any adjournment or adjournments thereof, and the undersigned instructs said attorneys to vote:

  Please sign on reverse side and return in the enclosed postage-paid envelope.

|_|    Please mark
       your votes as
       in this example.

                                                                                                          FOR     AGAINST    ABSTAIN

1.   Approval of a three-for-one reverse stock split of the common stock of RSI Holdings, Inc;            |_|       |_|        |_|

2.   Approval of the RSI Holdings, Inc. 2002 Stock Option Plan; and                                       |_|       |_|        |_|

3.   The transaction of such other matters as may properly come before the meeting or any                 |_|       |_|        |_|
     adjournment thereof.

     A majority of said attorneys and proxies who shall be present and acting as such at the meeting or any adjournment or adjournments thereof (or, if only one such attorney and proxy is present and acting, then that one) shall have and may exercise all the powers hereby conferred.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RSI HOLDINGS, INC. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF PROPOSALS 1 AND 2, and proxy holders will vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders' dated May 14, 2002 and the Proxy Statement furnished herewith.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.


SIGNATURE
          --------------------------------------------------------------------------------------------------------------------------
                                      DATED        SIGNATURE IF JOINTLY OWNED               DATED

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.